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================================================================================







                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                             GREENFIELD ONLINE, INC.

                                       AND

                                 SUSAN ROSOVSKY



                                  JULY 1, 1999






================================================================================

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                                                   EMPLOYMENT AGREEMENT
                                            dated as of July 1, 1999, between
                                            GREENFIELD ONLINE, INC., a
                                            Connecticut corporation (the
                                            "Company"), and SUSAN ROSOVSKY (the
                                            "Executive").

                  The Company is engaged in the business (the "Subject Business") of providing customized and syndicated marketing research services over the Internet. The Executive is, and prior to the date hereof has been, employed by the Company as Vice President, Client Service, is and has been a key member of the Company's management team and as such has substantial experience that is valuable to the Subject Business and the Company.

                  The Executive and the Company desire to enter into this Employment Agreement to set forth the terms governing the Executive's continuing employment as well as to provide adequate and reasonable protection for the Company's reasonable business interest of safeguarding its tradesecrets, confidential information, customer and employee relationships



                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        Consideration.

Executive recognizes and agrees that immediately prior to the execution of this Agreement he/she was an employee-at-will and did not have a contractual relationship with the company, express or implied granting the Executive employment for a definite term or employment that was terminable by the Company only for cause. Executive agrees that good and valuable consideration exists to support the execution and enforcement of this Agreement including his/her continued employment with Company and the Notice and Severance payment provided herein.

Section 2.        Employment.

                  The Company shall employ the Executive, and the Executive accepts employment with the Company, as an employee-at-will upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date (as defined in Section 15(j)) and ending on the Termination Date determined pursuant to Section 5(a) (the "Employment Period"). This is not a contract of employment. Executive is an employee-at-will and may be terminated by Company at any time with or without cause.

Section 3.        Base Salary, Bonus and Benefits.

                  (a) During the Employment Period, the Executive's base salary shall be $110,000.00 per annum or such other rate as the Compensation Committee of the Board (excluding the Executive if he should be a member of the Board or the Compensation Committee at the time of such determination) may designate from time to time (the "Base Salary"), which

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salary shall be reviewed by the Compensation Committee on an annual basis and payable in such installments as is customary for other senior executives of the Company. In addition, during the Employment Period, the Executive shall be entitled to (i) participate in all employee benefit programs and published bonus programs for which other senior executives of the Company are generally eligible, (ii) be eligible to participate in all insurance plans available generally to other senior executives of the Company, (iii) to participate in the Company's Non-Qualified Employee Stock Option Plan as amended, revised or terminated from time to time by the Board of Directors, and (iv) take 4 weeks of paid vacation annually. In the case of any partial month during the Employment Period, reimbursements, payments and other entitlements pursuant to this Section 3 shall be made or provided to the Executive on a per diem basis.

                  (b) In addition to the Base Salary and benefits set forth in paragraph (a) above, during the Employment Period the Executive shall be entitled to participate in the Management Committee Bonus Plan as published by the Company and amended from time to time. The amount of the bonus, if any, to be paid shall be reviewed by the Compensation Committee on an annual basis.

                  (c) The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (d) The Company shall deduct from any payments to be made by it to the Executive under this Agreement any amounts required to be withheld in respect of any Federal, state or local income or other taxes.

Section 4.        Position and Duties.

                  (a) During the Employment Period, the Executive shall initially serve as Vice President, Client Service of the Company, and shall report to Rudy Nadilo, President and CEO. The Executive acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company to discharge his duties and otherwise act in a manner consistent with the best interests of the Company and its Subsidiaries.

                  (b) During the Employment Period, the Executive shall devote his best efforts and full working time, attention and energies to the performance of his duties and responsibilities under this Agreement (except for vacations to which he is entitled pursuant to Section 3(a) and except for illness or incapacity). During the Employment Period, the Executive shall not engage in any business activity which, in the reasonable judgment of the Board (excluding the Executive if he should be a member of the Board at the time of such determination), conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

Section 5.        Termination.

                  (a) Termination Date. The Executive's employment under this Agreement shall terminate upon the earliest to occur (the date of such occurrence being the "Termination Date")

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of (i) the effective date of the Executive's resignation (a "Resignation"), (ii)
the Executive's death or Disability (an "Involuntary Termination"), (iv) the effective date of a termination of the Executive's employment for Cause by the Board or the President of the Company (a "Termination for Cause"), and (v) the effective date of a termination of the Executive's employment by the Board for reasons that do not constitute Cause (a "Termination Without Cause"). The effective date of a Resignation shall be as determined under Section 5(b); the effective date of an Involuntary Termination shall be the date of death or, in the event of a Disability, the date specified in a notice delivered to the Executive by the Company; and the effective date of a Termination for Cause or a Termination Without Cause shall be the date specified in a notice delivered to the Executive by the Company of such termination.

                  (b) Resignation. The Executive shall give the Company at least 30 days' prior written notice of a Resignation, with the effective date of such Resignation specified therein. The Company may, in its discretion, accelerate the effective date of the Resignation.

Section 6.        Effect of Termination; Severance.

                  (a) In the event of a Termination Without Cause, the Executive or his beneficiaries or estate shall have the right to receive the following:

                           (i) the unpaid portion of the Base Salary, computed
                  on a pro rata basis to the Termination Date;

                           (ii) the unpaid portion of the Base Salary for the
                  period beginning on the Termination Date and ending thirty
                  (30) days from the Termination Date., payable in the same amounts and at the same intervals as the Base Salary was paid immediately prior to the Termination Date; provided, however, that in the event of a breach by the Executive of Section 7, 8, 9 or 10 on or after the Termination Date, the provisions of
                  Section 12 shall apply;

                           (iii) reimbursement for any expenses for which the
                  Executive shall not have been previously reimbursed, as provided in Section 3(c); and

                           (iv) the portion of any bonus payable in accordance
                  with Section 3(b) for the calendar year in which such termination occurs, pro rated through the date of such termination on a per diem basis.

                  (b) In the event of a Termination for Cause, an Involuntary Termination or a Resignation, the Executive or his beneficiaries or estate shall have the right to receive the following:

                           (i) the unpaid portion of the Base Salary, computed
                  on a pro rata basis to the Termination Date; and

                           (ii) reimbursement for any expenses for which the
                  Executive shall not have been previously reimbursed, as provided in Section 3(c).

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                  (c) Upon any termination, neither the Executive nor his
beneficiaries or estate shall have any further rights under this Agreement or any rights arising out of this Agreement other than as provided in Sections 6(a) and (b) above.

Section 7.        Nondisclosure and Nonuse of Confidential Information.

                  The Executive will not disclose or use at any time, either during the Employment Period and for a period of five years thereafter, any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive by the Company.

Section 8.        Inventions and Patents.

                  The Executive agrees that all Work Product belongs to the Company. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

Section 9.        Non-Compete, Non-Solicitation, Non-Disparagement.

                  The Executive acknowledges and agrees with the Company that, during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and its Subsidiaries which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. Accordingly, the Executive agrees as follows:

                  (a) The Executive acknowledges that the Company currently conducts the Subject Business throughout the world (the "Territory"). Accordingly, during the term hereof and until the first anniversary of the Termination Date (the "Non-Compete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which competes or could, in the reasonable judgment of the Board, be deemed to be in competition with, at the time in question, the Company within the Territory, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other Person. To the extent that the covenant provided for in this Section 9(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

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                  (b) Notwithstanding the foregoing, the aggregate ownership by the Executive of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any Person, which securities are traded on a national or foreign securities exchange, quoted on the NASDAQ stock market or other automated quotation system, and which Person competes with the Company (or any part thereof) within the Territory, shall not be deemed to be a violation of
Section 9(a). In the event that any Person in which the Executive has any financial or other interest directly or indirectly enters into a business during the Non-Compete Period that competes with the Company within the Territory, the Executive shall divest all of his interest (other than as permitted to be held pursuant to the first sentence of this Section 8(b)) in such Person within 15 days after such Person enters into such business that competes with the Company within the Territory.

                  (c) The Executive covenants and agrees that, during the period commencing with the Effective Date and ending on the first anniversary of the date on which the Executive ceases to be employed by the Company for any reason whatsoever, the Executive will not, directly or indirectly, either for himself or for any other Person (A) solicit any employee of the Company or any of its Subsidiaries to terminate his or her employment with the Company or any of its Subsidiaries or employ any such individual during his or her employment with the Company or any of its Subsidiaries and for a period of one year after such individual terminates his or her employment with the Company or any of its Subsidiaries, (B) solicit any customer of the Company or any of its Subsidiaries to purchase or distribute information, products or services of or on behalf of the Executive or such other Person that are competitive with the information, products or services provided by the Company or any of its Subsidiaries, or (c) take any action that may cause injury to the relationships between the Company or any of its Subsidiaries or any of their employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or any of its Subsidiaries as such relationship relates to the Company's or any of its Subsidiaries' conduct of their business.

                  (d) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business which is competitive with the business of the Company and any of its Subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living.

Section 10.       Delivery of Materials Upon Termination of Employment.

                  The Executive shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the Subject Business which he may then possess or have under his control regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

                                      -5-

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Section 11.       Insurance.

                  The Company may, for its own benefit, maintain "keyman" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

Section 12.       Enforcement.

                  Because the Executive's services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive violates any provision of the foregoing Sections 7, 8, 9 or 10, any payments then or thereafter due from the Company to the Executive pursuant to Section 6(a)(ii) shall be terminated forthwith and the Company's obligation to pay and the Executive's right to receive such payments shall terminate and be of no further force or effect, in each case without limiting or affecting the Executive's obligations under such Sections 7, 8, 9 or 10or the Company's other rights and remedies available at law or equity.

Section 13.       Representations.

                  Each party hereby represents and warrants to the other party that (a) the execution, delivery and performance of this Agreement by such party does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which such party is a party or any judgment, order or decree to which such party is subject, and (b) upon the execution and delivery of this Agreement by such party, this Agreement will be a valid and binding obligation of such party, enforceable in accordance with its terms, except as enforcement hereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity. In addition, the Executive represents and warrants to the Company that the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person. The Company and the Executive hereby terminate all existing employment or consulting agreements between them, if any, to the extent such agreements may be in effect after the date hereof.

Section 14.       Definitions.

                  "Board" shall mean the board of directors of the Company.

                  "Business Day" shall mean any day that is not a Saturday, Sunday, or a day on which banking institutions in New York are not required to be open.

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                  "Cause" shall mean (i) the Executive's material breach of any of the terms of this Agreement; (ii) the conviction of a crime involving fraud, theft or dishonesty by the Executive; (iii) the Executive's willful and continuing disregard of lawful instructions of the Board or superiors (if any);
(iv) the continued use of alcohol or drugs by the Executive to an extent that, in the good faith determination of the Board, such use interferes in any manner with the performance of the Executive's duties and responsibilities; or (v) the conviction of the Executive for violating any Law constituting a felony (including the Foreign Corrupt Practices Act of 1977).

                  "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Subsidiaries in connection with the Subject Business, including, but not limited to, (i) information, observations, procedures and data obtained by the Executive while employed by the Company (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company or any of its Subsidiaries, (ii) products or services, (iii) costs and pricing structures, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and customer lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

                  "Disability" shall mean the physical or mental inability of the Executive (i) to substantially perform all of his duties under this Agreement for a period of 90 consecutive days or longer or for any 90 days in any period of 365 consecutive days, or (ii) that, in the opinion of a physician selected by the Board (excluding the Executive if the Executive is a member of the Board at such time) is likely to prevent the Executive from substantially performing all of his duties under this Agreement for more than 90 days in any period of 365 consecutive days.

                  "Subsidiary" of the Company means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which the Company directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

                  "Work Product" shall mean all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether

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patentable or unpatentable) which relates to the Company's or any of its
Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive in connection with or relating to (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) the Executive's position and duties while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

Section 15.       General Provisions.

                  (a) Severability. It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (b) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and sufficient if (i) delivered personally, (ii) delivered by certified United States Post Office mail, return receipt requested, (iii) telecopied or (iv) sent to the recipient by a nationally-recognized overnight courier service (charges prepaid) and addressed to the intended recipient as set forth below:

                  (a)      if to the Executive, to:

                           with a copy to:



                  (b)      if to the Company, to:

                                    Greenfield Online, Inc.
                                    274 Riverside Avenue
                                    Westport, Connecticut  06880
                                    Attention: Rudy Nadilo President and CEO
                                    Telecopier: (203) 221-0791

                            with copies to:

                                    Wake, See, Dimes & Bryniczka
                                    27 Imperial Avenue

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                                    P.O. Box 777
                                    Westport, CT  06881
                                    Attention: Jonathan A. Flatow
                                    Telecopier: (203) 226-1641


or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by mail, on the third Business Day following such mailing, (c) if telecopied, on the date telecopied, and (d) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch.

                  (c) Entire Agreement. This Agreement and the documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate, as the case may be; provided, however, that the obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

                  (f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

                  (g) Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Connecticut. The parties agree that any action to enforce the terms of this Agreement shall be brought in State of Federal Court located in Fairfield County Connecticut.

                  (h) Descriptive Headings; Nouns and Pronouns. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

                  (i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

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PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (j) Effectiveness. This Agreement shall become effective when executed by both parties (the "Effective Date"). * * * * *









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                  IN WITNESS WHEREOF, the parties hereto have executed this
Employment Agreement as of the date first written above.


                                            GREENFIELD ONLINE, INC.



                                            By:   /s/
                                                ----------------------------
                                                Name:  Rudy Nadilo
                                                Title: Pres + CEO


                                            EXECUTIVE



                                                  /s/
                                            --------------------------------
                                                Susan Rosovsky